UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2025

DISC MEDICINE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39438	85-1612845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Arsenal Street Suite 101
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 674-9274

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRON	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 16, 2025, Disc Medicine, Inc. (the "Company") announced that it received a Commissioner’s National Priority Voucher ("CNPV") from the U.S. Food and Drug Administration ("FDA") for bitopertin in erythropoietic protoporphyria ("EPP"), including X-linked protoporphyria. As previously announced, the Company submitted a New Drug Application to the FDA for bitopertin for patients aged 12 years and older with EPP following the FDA’s accelerated approval pathway in September 2025.

The CNPV program, announced in June 2025, is designed to accelerate the development and review of certain drugs aligned with US national health priorities by offering the opportunity to reduce drug application review times to one to two months. Additionally, companies selected for the program will be issued a voucher entitling them to benefits including enhanced communications and rolling review to allow for shortened review time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISC MEDICINE, INC.

Date:	October 17, 2025	By:	/s/ John Quisel, J.D., Ph.D.
John Quisel, J.D., Ph.D. Chief Executive Officer